EXHIBIT 10.4
NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND LAW OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAW. SUCH SECURITIES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED HEREIN.
SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$5,000,000	September 11, 2007 6:00 p.m. EST
     FOR VALUE RECEIVED, on or before September 11, 2008, subject to an Extension (as defined below) (the “Maturity Date”), Origen Financial, L.L.C. (“Borrower”) promises to pay to the order of the William M. Davidson Trust u/a/d 12/13/04 (“Lender”) at 2300 Harmon Road, Auburn Hills, Michigan 48326, the principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000) (“Total Principal Amount”), or such amount less than the Total Principal Amount which is outstanding from time to time if the total amount outstanding under this Senior Secured Convertible Promissory Note (“Note”) is less than the Total Principal Amount, together with accrued but unpaid interest thereon as provided below. The Maturity Date may be extended by Borrower for up to two, sixty-day periods (each, an “Extension”) upon payment by Borrower to Lender of a fee in the amount of $58,334 for each such Extension. Interest on the unpaid principal balance hereof from time to time outstanding shall accrue for the period from and including the date hereof, to but excluding the date this Note is paid in full, at the fixed rate per annum equal to eight percent (8%), calculated on the basis of actual days elapsed in a year of 365 days. Borrower shall pay such interest, unless earlier payment is required hereunder, in cash in arrears on the last day of each three-month period during which this Note remains outstanding (each an “Interest Payment Date”) with the first Interest Payment Date occurring on December 31, 2007. If an Event of Default (as defined below) occurs or if this Note is not paid when due by maturity, acceleration or otherwise, then notwithstanding the above, interest shall be payable thereafter at the rate which is six percent (6%) per annum in excess of the rate described above (the “Default Rate”). In no event shall the aggregate interest rate payable under this Note exceed the Maximum Rate. The term “Maximum Rate,” as used herein, shall mean at the particular time in question the maximum rate of interest, which, under applicable law, may then be charged on this Note.
     The principal of and all accrued but unpaid interest on this Note shall be due and payable in full on the Maturity Date.

     Borrower may prepay all or any portion of the principal of this Note at any time without payment of any premium or penalty upon at least thirty (30) days prior written notice to Lender; provided that Borrower may only prepay the principal of this Note after the payment in full of all principal of and accrued but unpaid interest on that certain Senior Secured Promissory Note of even date herewith of Borrower in favor of Lender in the principal amount of $10,000,000. Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs. All payments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Lender indicated above, or such other place as the Lender shall designate in writing to Borrower. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. The books and records of Lender shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.
     This Note is issued by Borrower pursuant to the provisions of the Senior Secured Loan Agreement of even date herewith (the “Loan Agreement”) by and between Borrower and Lender. Payment of this Note is secured by a Security Agreement of even date herewith (the “Security Agreement”), by and between Borrower and Lender, covering certain collateral as more particularly described therein. All capitalized terms used but not defined herein have the meanings ascribed to them in the Loan Agreement.
     This Note, the Loan Agreement, the Security Agreement and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to this Note, including but not limited to those documents described above, are hereinafter collectively referred to as the “Loan Documents.” The Lender is entitled to the benefits and security provided in the Loan Documents.
     Borrower agrees that all advances hereunder shall be used solely for proper corporate purposes, including for working capital of Borrower.
     Borrower agrees that upon the occurrence of an Event of Default (as defined in the Loan Agreement) Lender shall have the remedies set forth herein and in the Loan Agreement.
     The Lender shall have the right, at such Lender’s option, at any time while this Note remains outstanding, to convert the outstanding principal balance of this Note, in accordance with the below provisions, in whole but not in part, into fully paid and nonassessable shares of common stock, $0.01 par value per share (“Common Stock”), of Origen Financial, Inc., Borrower’s sole member (“Issuer”). The number of shares of Common Stock into which this Note may be converted shall be determined by dividing the aggregate unpaid principal amount of this Note by the Conversion Price. “Conversion Price” shall mean $6.237 per share, the closing consolidated bid price of the Company’s Common Stock at 4:00 pm (EST) on the date hereof, plus $.077 per share (an amount allocated to the Common Stock to attribute the value associated with the Stock Purchase Warrant granted to the Lender by the Issuer of even date herewith (“Warrant”)).
     Before the Lender shall be entitled to convert all but not less than all of the principal balance of this Note into shares of Common Stock, it shall surrender this Note for cancellation at the office of Borrower and shall give written notice to Borrower and the Issuer at their addresses for notices as specified in the Loan Agreement, of the election to convert the same, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Borrower shall, as soon as practicable thereafter, pay to Lender all accrued but unpaid interest under the Note and Issuer shall issue and deliver at such office to Lender a certificate or certificates for the number of shares of Common Stock to which Lender shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.
     No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of Issuer issuing any fractional shares to the Lender upon the conversion of this Note, Borrower shall pay to Lender the amount of outstanding principal that is not so converted.
     The Conversion Price and the number of shares of Common Stock issuable upon the conversion of this Note shall be subject to adjustment from time to time upon the occurrence of certain events described herein. Upon each adjustment of the Conversion Price, the holder of this Note shall thereafter upon conversion of this Note be entitled to be issued, at the Conversion Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable pursuant hereto immediately prior to such adjustment (based on the aggregate principal balance outstanding under this Note at such time), and dividing the product thereof by the Conversion Price resulting from such adjustment:
     (i) In case at any time or from time to time Issuer shall:
     (A) issue to the holders of its Common Stock a dividend payable in, or other distribution of, shares of Common Stock (a “Stock Dividend”),
     (B) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, including, without limitation, by means of a stock split (a “Stock Subdivision”), or
     (C) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (a “Stock Combination”), then the number of shares of Common Stock issuable upon conversion of this Note immediately prior thereto shall be adjusted so that Lender shall thereafter be entitled after the completion of each such event to receive the kind and number of shares of Common Stock or other securities of Issuer that Lender would have owned or have been entitled to receive after the happening of each such event, had this Note been converted immediately prior to the happening of each such event or any record date with respect thereto.
     (ii) The following provisions shall be applicable to the making of adjustments as provided above:
     (A) The adjustments required by the preceding paragraph shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.
     (B) In computing adjustments required by the preceding paragraph, fractional interests in Common Stock shall be disregarded.
     (C) If Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.
     If at any time Issuer shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, amalgamation, reorganization, consolidation, share exchange, sale, lease or other disposition of all or substantially all of Issuer’s assets, liquidation, recapitalization or reclassification of the Common Stock) in connection with which the shares of Common Stock shall be changed into or exchanged for different securities of Issuer or capital stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a “Transaction”), then as a condition of the consummation of the Transaction, lawful enforceable and adequate provision shall be made so that Lender shall be entitled to elect by written notice to Issuer and Borrower to receive a new promissory note in form and substance no less favorable to Lender, and in exchange for, this Note to be issued all or a portion of such securities or other property; provided, however, nothing in this paragraph shall require Issuer or Borrower to provide a replacement promissory note providing a right to acquire the securities of any issuer other than Issuer. The foregoing provisions of this paragraph shall similarly apply to successive Transactions.
     In case Issuer shall propose (A) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (B) to effect any Stock Subdivision or Stock Combination, (C) to effect any reclassification of its Common Stock, (D) to effect any recapitalization, stock subdivision, stock combination or other capital reorganization, (E) to effect any consolidation or merger, amalgamation, reorganization, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business, (F) to effect the liquidation, dissolution or winding up of Issuer or (G) to effect any other action which would require an adjustment under the preceding paragraphs, then in each such case Issuer shall give to Lender written notice of such proposed action, which shall specify the proposed date on which a record is to be taken for the purposes of such stock dividend, distribution, Stock Subdivision or Stock Combination, or the proposed date on which such reclassification, reorganization, consolidation, merger, amalgamation, share exchange, sale, transfer, disposition, liquidation, dissolution, winding up or other transaction is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, or the proposed date on which the transfer of Common Stock is to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and on the number of shares of Common Stock issuable upon conversion of this Note after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least ten (10) days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock.
     Whenever the number of shares of Common Stock issuable upon conversion of this Note is to be adjusted pursuant to the preceding paragraphs, unless otherwise agreed by Lender, Issuer shall promptly notify Lender of such adjustment or adjustments.
     Issuer shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares, such number of its duly authorized shares of Common Stock as shall be sufficient to enable Issuer to issue the Common Stock upon conversion of this Note.
     Issuer covenants that all shares of Common Stock that may be issued upon conversion of this Note shall, upon delivery by Issuer, be duly authorized and validly issued, fully paid and nonassessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever (other than security interests, encumbrances and claims to which the holder of this Note is subject prior to the conversion of this Note and the issuance of the shares of Common Stock as a result thereof and other transfer restrictions described in the Loan Agreement).
     Issuer shall pay all stamp taxes attributable to the initial issuance of shares or other securities issuable upon the conversion of this Note, excluding any tax or taxes which may be payable because of the transfer involved in the issuance or delivery of any certificates for shares or other securities in a name other than that of the holder of this Note in respect of which such shares or securities are issued.
     This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the Lender to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Lender’s exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Lender under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Lender to contract for, charge or receive a greater amount of interest, Lender will rely on federal law instead of Michigan law, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Rate under Michigan law, or under other applicable law, by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
     If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys’ fees.
     Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.
     THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     Lender acknowledges and agrees that: (i) Lender has been advised and understands that a conflict exists between its interest and the interest of Borrower; (ii) Lender has been advised to seek the advice of independent counsel; and (iii) Lender has obtained the advice of independent counsel or decided not to engage independent counsel.
     This Note and any and all shares of Common Stock issued or issuable upon conversion of this Note (the “Conversion Shares”) are subject to the restrictions on transfer set forth below:
     (a) This Note may not be transferred by the Lender without the consent of Borrower except to an Affiliate of Lender or by operation of law. For these purposes, “Affiliate” shall have the meaning ascribed to that term in the Warrant.
     (b) This Note has not been, and the Conversion Shares at the time of their issuance may not be, registered under the Securities Act (hereinafter defined) and nothing herein contained shall be deemed to require (i) Borrower to so register this Note or (i) Issuer to so register the Conversion Shares. This Note and the Conversion Shares are issued or issuable subject to the provisions and conditions contained herein, and Lender by accepting the same agrees with Borrower to such provisions and conditions, and represents to Borrower that this Note has been acquired and the Conversion Shares will be acquired for the account of Lender for investment and not with a view to or for sale in connection with any distribution thereof.
     (c) The holder of this Note agrees that this Note and the Conversion Shares may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (“Securities Act”) and applicable state securities laws or pursuant to an applicable exemption from the registration requirements of the Securities Act and such state securities laws. In the event that the holder hereof transfers this Note or the Conversion Shares pursuant to an applicable exemption from registration, Borrower may request, at its expense, that the holder hereof deliver an opinion of counsel reasonably acceptable to Borrower that the proposed transfer does not violate the Securities Act and applicable state securities laws.
[Signature Page Follows]

BORROWER: ORIGEN FINANCIAL, L.L.C.
By:	/s/ Ronald A. Klein
	Name:	Ronald A. Klein
	Title:	Manager

Address for Notices: 27777 Franklin Road Suite 1700 Southfield, Michigan 48034 Attention: Ronald A. Klein Fax No.: (248) 746-7094 Phone No.: (248) 746-7000

ISSUER: ORIGEN FINANCIAL, INC.
By:	/s/ Ronald A. Klein
	Name:	Ronald A. Klein
	Title:	Chief Executive Officer

Address for Notices: 27777 Franklin Road Suite 1700 Southfield, Michigan 48034 Attention: Ronald A. Klein Fax No.: (248) 746-7094 Phone No.: (248) 746-7000

LENDER: William M. Davidson Trust u/a/d 12/13/04
By:	/s/ William M. Davidson
Its: Trustee
Address for Notices: 2300 Harmon Road, Auburn Hills, Michigan 48326 Attention: Jonathan S. Aaron

[Signature page to Senior Secured Convertible Promissory Note]